BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries

Number: BC0259067

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that CANADIAN METALS EXPLORATION LTD. changed its name to HARD CREEK NICKEL CORPORATION on June 25, 2004, at 03:05 PM Pacific Time.

Issued under my hand at Victoria, British Columbia
On June 25, 2004

JOHN S. POWELL
Registrar of Companies
Province of British Columbia
Canada

BRITISH
COLUMBIA

NUMBER: **259067**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

BREN-MAR MINERALS LTD.

has this day changed its name to

CANADIAN METALS EXPLORATION LTD.

Issued *under my hand at Victoria, British Columbia*
on September 22, 2000

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

BRITISH COLUMBIA

NUMBER: **259067**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

BREN-MAR RESOURCES LTD.

has this day changed its name to

BREN-MAR MINERALS LTD.

Issued *under my hand at Victoria, British Columbia on March 15, 2000*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

259067

Province of British Columbia

Ministry of Consumer and Corporate Affairs

REGISTRAR OF COMPANIES

COMPANY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

BREN-MAR RESOURCES LTD.

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 17TH DAY OF JANUARY, 1983

L. G. HUCK
DEPUTY REGISTRAR OF COMPANIES